Exhibit 23.1

Beckstead and Watts, LLP
Certified Public Accountants
3340 Wynn Road, Suite B
Las Vegas, NV 89102
702.257.1984
702.362.0540 fax




Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated April 8, 2003 accompanying the financials statements of Xtreme
Companies, Inc. on Form 10-KSB for the year ended
December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Xtreme Companies, Inc. on Form S-8.

Signed,

/s/ Beckstead and Watts, LLP
Beckstead and Watta, LLP


October 15, 2003